UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2015 (August 17, 2015)

SERVICEMASTER GLOBAL HOLDINGS, INC.

THE SERVICEMASTER COMPANY, LLC

(Exact name of each registrant as specified in its charter)

Delaware Delaware	001-36507 001-14762	20-8738320 90-1036521
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 17, 2015, The ServiceMaster Company, LLC (the “SvM”), an indirect wholly-owned subsidiary of ServiceMaster Global Holdings, Inc. (“ServiceMaster”), entered into a second amendment (the “Second Term Loan Amendment”) among SvM, the incremental term lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the lenders (the “Agent”) and the other parties party thereto, which amends the Credit Agreement, dated as of July 1, 2014, among SvM, the several banks and other financial institutions from time to time party thereto, the Agent and the other parties thereto, governing SvM’s term loan facility (the “Term Loan Facility”) and revolving credit facility.

The Second Term Loan Amendment provides for incremental term loans (the “Incremental Term Loans”) under the Term Loan Facility in an aggregate principal amount of $400 million. The Incremental Term Loans were issued with 50 basis points of OID and have substantially the same terms as the approximately $2.0 billion in aggregate principal amount of term loans that were outstanding under the Term Loan Facility immediately prior to the effectiveness of the Second Term Loan Amendment.

The foregoing description of the Second Term Loan Amendment is qualified in its entirety by reference to the complete terms and conditions of such agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On August 17, 2015, SvM used the net proceeds from the Incremental Term Loans, together with cash on hand, to effect the previously announced redemption of the remaining outstanding $487.5 million in aggregate principal amount of SvM’s 7% Senior Notes due 2020 (the “7% Notes”) at a redemption price of 105.25% of the principal amount of such notes and to pay accrued but unpaid interest thereon.

Also on August 17, 2015, the trustee for the 7% Notes cancelled all of the outstanding 7% Notes and SvM requested that its obligations under the Indenture, dated as of February 13, 2012, as supplemented, among SvM, the Subsidiary Guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee be discharged in accordance with the terms thereof.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.                                        Regulation FD Disclosure.

On August 17, 2015, ServiceMaster issued a press release announcing that SvM has entered into the Second Term Loan Amendment and used the net proceeds therefrom, together with cash on hand, to effect the aforementioned redemption.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit	Description

10.1

Second Term Loan Amendment, dated as of August 17, 2015, to the Credit Agreement, dated as of July 1, 2014, among The ServiceMaster Company, LLC and the incremental term lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the lenders and the other parties party thereto.

99.1	Press Release of ServiceMaster Global Holdings, Inc., dated August 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

August 17, 2015	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer

THE SERVICEMASTER COMPANY, LLC
(Registrant)

August 17, 2015	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1

Second Term Loan Amendment, dated as of August 17, 2015, to the Credit Agreement, dated as of July 1, 2014, among The ServiceMaster Company, LLC and the incremental term lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the lenders and the other parties party thereto.

99.1	Press Release of ServiceMaster Global Holdings, Inc., dated August 17, 2015.